                               CONSULTANT CONTRACT
                               -------------------

      This Agreement for consulting services is between NORTHROP GRUMMAN CORPORATION, a Delaware corporation, whose principal place of business is located at 1840 Century Park East, Los Angeles, California 90067 ("NGC") and Ralph D. Crosby, Jr. of 3500 Drexel Drive, Highland Park, Texas 91604.

I.    ENGAGEMENT
      ----------

      NGC hereby retains Consultant to provide the services described in Attachment A hereto. Consultant shall serve at NGC's call. Consultant's principal point of contact at NGC with respect to the specific nature and scope of the services to be provided hereunder shall be Kent Kresa NGC's Chairman and Chief Executive Officer. Consultant shall submit monthly written reports to NGC, in the format described in Attachment B hereto, setting forth the actions taken on behalf of NGC and provide such other reports as NGC may reasonably require.

II.   PLACE OF ENGAGEMENT
      -------------------

      Consultant shall perform the services called for under this Agreement in such places and at such times as NGC may reasonably require.

III.  TERM OF ENGAGEMENT
      ------------------

      The term of this Agreement shall be for a period of one year commencing on January 12, 2002 and terminating on January 11, 2003. This Agreement may be renewed or extended for such time as NGC and the Consultant may agree upon in writing.

IV.   COMPENSATION
      ------------

      A.  Fee. NGC shall pay Consultant and Consultant shall accept from NGC in
          ----
full payment for services hereunder, compensation at the rate of one thousand dollars per day ($1000/day) for each day of service performed. Payment shall be made only upon submittal of a proper invoice and only to the extent that Consultant satisfactorily performs services pursuant to this Agreement and substantiates such performance in the monthly activity report required by Attachment B. In the event services are not required or performed in a given month, NGC shall be under no obligation to pay any compensation for that month except as otherwise provided herein. If Consultant fails to substantiate any invoice for services, NGC shall have no obligation to compensate Consultant for such claimed services.

     B.  Expenses. NGC shall reimburse Consultant for all reasonable and
         ---------
necessary business expenses incurred by Consultant in connection with the rendering of services hereunder provided that all such expenses are approved in advance by Kent Kresa or his designee. Claims for expenses must be in accordance with NGC's established policies and limitations pertaining to allowable expenses and documented pursuant to the procedures applicable to NGC's employees.

     C.  Maximum Compensation. Notwithstanding any other provisions of this
         ---------------------
Agreement to the contrary, NGC shall not be obligated to request or to pay Consultant for any minimum amount of services, and in no event shall NGC be obligated during the term of this Agreement for consulting fees and expenses of more than thirty thousand dollars ($30,000.00).

     D.  Full Extent Of Compensation. Unless otherwise specifically stated in
         ----------------------------
writing, this Section IV describes the full extent of compensation Consultant shall receive under this Agreement and Consultant shall not be entitled by virtue of this Agreement to be paid a commission or to participate in any insurance, saving, retirement or other benefit programs, including, without limitation, stock ownership plans offered by NGC to its employees, nor shall this Agreement in any way modify any other Agreement that Consultant may have with NGC.

     E.  Warranty. Consultant certifies and warrants that in the course of
         ---------
performing services under this Agreement, no payments will be made to government officials or customer representatives, that no government official or customer representative has any direct or indirect investment interest or interest in the revenues or profits of Consultant, and that no expenditure for other than lawful purposes will be made.

     F.  Exclusion Of Lobbying Costs From Overhead Rates. NGC is prohibited from
         ------------------------------------------------
charging directly or indirectly, costs associated with lobbying activities to its contracts with the United States Government. Unallowable costs associated with lobbying activities are defined at Federal Acquisition Regulations (FAR) 31.205-22, effective as of the date of this Agreement. Consultant agrees that in the event that consultant performs lobbying activities under this Agreement, Consultant shall provide NGC with a detailed accounting of time expended, individual agency/congressional employees contacted, and NGC programs discussed in the required activity report.

V.   TRADE SECRETS AND PROPRIETARY INFORMATION
     -----------------------------------------

     A.  Disclosure To Third Parties Prohibited. Consultant shall not divulge,
         ---------------------------------------
disclose or communicate any information concerning any matters affecting or relating to the business of NGC without the express written consent of NGC. The terms of this section shall remain in full force and effect after the termination or expiration of this Agreement.

     B.  Ideas, Improvements and Inventions. Any and all ideas, improvements
         -----------------------------------
and inventions conceived of, developed, or first reduced to practice in the performance of work hereunder for NGC shall become the exclusive property of NGC and ideas and developments accruing therefrom shall all be fully disclosed to NGC and shall be the exclusive property of NGC and may be treated and dealt with by NGC as such without payment of further consideration than is hereinabove specified. Consultant shall preserve such ideas, improvements and inventions as confidential during the term of the contract and thereafter and will execute all papers and documents necessary to vest title to such ideas, developments, information, data, improvements and inventions in NGC and to enable NGC to apply for and obtain letters patent on such ideas, developments, information, data, improvements and inventions in any and all countries and to assign to NGC the entire right, title and interest thereto.

     C.  Notes, Memoranda, Reports and Data. Consultant agrees that the
         -----------------------------------
original and all copies of notes, memoranda, reports, findings or other data prepared by Consultant in connection with the services performed hereunder shall become the sole and exclusive property of NGC.

     D.  Disclosure of Confidential or Proprietary Information of Third Parties
         ----------------------------------------------------------------------
Prohibited. Consultant will not disclose to NGC or induce NGC to use any secret
-----------
process, trade secret, or other confidential or proprietary knowledge or information belonging to others, including but not limited to the United States. Such information includes but is not limited to information relating to bids, offers, technical proposals, responses to requests for procurement, rankings of competitors and other similar procurement sensitive information.

VI.  PRESERVATION OF TRADE NAMES, TRADE MARKS AND PATENT RIGHTS
     ----------------------------------------------------------

     All trade names, trade marks and patent rights of NGC pertaining to NGC products, including the names "Northrop," "Grumman" and "Northrop Grumman Corporation" shall remain the sole property of NGC and Consultant agrees to do all things necessary to protect and preserve such trade names, trade marks and patent rights from claims by other persons or entities.

VII.  COOPERATION WITH NGC
      --------------------

      During and after the expiration of this Agreement, Consultant shall cooperate with NGC in regard to any matter, dispute or controversy in which NGC is involved, or may become involved and of which Consultant may have knowledge. Such cooperation shall be subject to further agreement providing for legally appropriate compensation.

VIII. INDEMNIFICATION
      ---------------

      Consultant shall indemnify, defend and hold NGC harmless from any and all claims of third parties for loss or damage arising out of or relating to Consultant's activities or operations or omissions, including those of the Consultant's employees, pursuant to this Agreement. Such indemnification shall survive the expiration or termination of this Agreement.

IX.   INDEPENDENT CONTRACTOR
      ----------------------

      Consultant shall render all services hereunder as an independent contractor and shall not hold out himself or herself as an agent of NGC. Nothing herein shall be construed to create or confer upon Consultant the right to make contracts or commitments for or on behalf of NGC.

X.    TAXES
      -----

      Consultant shall pay all taxes due with respect to the compensation paid hereunder.

XI.   OBSERVANCE OF APPLICABLE LAWS AND REGULATIONS
      ---------------------------------------------

      A.  United States Laws. Consultant shall comply with and do all things
          -------------------
necessary for NGC to comply with United States laws and regulations and express policies of the United States Government, including but not limited to the requirements of the Foreign Corrupt Practices Act, 15 U.S.C. Section 78 dd-1 et
                                                                             --
seq., the Federal Acquisition Regulations, 48 CFR section 1.101 et seq.,
----                                                            -- ----
("FAR"), the International Traffic in Arms Regulations, 22 CFR Parts 120 through 130 and applicable regulations; the Byrd Amendment (31 U.S.C. Section 1352) and applicable regulations; the Office of Federal Procurement Policy Act (41 U.S.C.
Section 423) and applicable
regulations; and the DoD Joint Ethics Regulation (DoD 5500.7-R). No part of any compensation or fee paid by NGC will be used directly or indirectly to make any kickbacks to any person or entity, or to make payments, gratuities, emoluments or to confer any other benefit to an official of any government or any political party. Consultant shall not seek, nor relay to NGC, any classified, proprietary or source selection information not generally available to the public. Consultant shall also comply with and do all things necessary for NGC to comply with provisions of contracts between agencies of the United States Government or their contractors and NGC that relate either to patent rights or the safeguarding of information pertaining to the security of the United States. This entire Agreement and/or the contents thereof may be disclosed to the United States Government.

     B.  No Selling Agency Employed. Consultant further represents and warrants
         ---------------------------
that no person or selling agency has been or will be employed or retained to solicit or secure any contract, including but not limited to a United States Government contract, upon an agreement or understanding for a commission, percentage, brokerage, or contingent fee, excepting bona fide employees or bona fide established commercial or selling agencies maintained by the Consultant for the purpose of receiving business. In the event of a breach or violation of this warranty, NGC shall have the right to annul this Agreement without liability or in its discretion to deduct from the fee or consideration, or otherwise recover, the full amount of such commission, percentage, brokerage or contingent fee.

     C.  State Law And Regulations. Consultant shall comply with and do all
         --------------------------
things necessary for Consultant and NGC each to comply with all laws and regulations of the State of California and any other state, including Texas and the District of Columbia, in which services hereunder are or may be rendered.

     D.  Maintenance Of Time And Expense Records. Consultant shall maintain
         ----------------------------------------
appropriate time and expense records pertaining to the services performed under this Agreement. Said records shall be subject to examination and audit by NGC and the United States Government until notified by NGC in writing, that the records no longer need to be maintained.

     E.  Certification. This Agreement is made in material reliance upon the
         --------------
representations and warranties made by Consultant. The effectiveness of this Agreement is contingent upon and will not commence until receipt by NGC of the certifications set forth in Attachment C hereto. In the event that NGC has reason to believe that these certifications are incorrect, NGC may treat this Agreement as being null and void or may terminate this Agreement pursuant to Section XVI.

      F.  Standards of Business Conduct. Consultant hereby acknowledges that he
          ------------------------------
has received a copy of the NGC Standards of Business Conduct (or amendment thereof) and agrees to conduct his activities for or on behalf of NGC in accordance with such principles as a condition of this Agreement.

XII.  ASSIGNMENT OF RIGHTS
      --------------------

      This Agreement and the rights, benefits, duties and obligations contained herein may not be assigned or otherwise transferred in any manner to third parties without the express written approval of NGC. Any such assignment or transfer without prior approval of NGC will be null, void and without effect.

XIII. MODIFICATION
      ------------

      No waiver or modification of this Agreement or of any covenant, condition, or limitation herein shall be valid and enforceable unless such waiver or modification is in writing.

XIV.  USE OR EMPLOYMENT OF THIRD PARTIES
      ----------------------------------

      Consultant shall not utilize or employ any third party, individual or entity, in connection with Consultant's performance of services under this Agreement without the express written approval of NGC.

XV.   CONFLICTS OF INTEREST
      ---------------------

      No business or legal conflicts of interest shall exist between services performed or to be performed by Consultant on behalf of NGC and by Consultant on behalf of any other client. The identity of Consultant's directorships, other employment and clients shall be fully disclosed in the Certification, Attachment D.

XVI.   COVENANT NOT TO COMPETE
       -----------------------

       Consultant shall not directly or indirectly engage in any activities designed to deprive or which may have the effect of depriving NGC of the good will of customers or potential customers of its products and services. Further, Consultant shall not, during the term of this Agreement, and for a period of twelve (12) months after expiration or termination of this Agreement, represent, act as representative for, or market or sell, directly or indirectly, products competing with NGC products and services.

XVII.  TERMINATION
       -----------

       A.  Thirty Days Notice. Either party may terminate this Agreement upon
           -------------------
thirty days written notice to the other. Except as otherwise provided herein, in the event of termination, Consultant shall be entitled to compensation until the expiration of the stated notice period.

       B.  Violation Of Term Or Condition. Notwithstanding the foregoing, in the
           -------------------------------
event of a violation by Consultant of any term or condition, express or implied, of this Agreement or of any federal or state law or regulation pertaining to or arising from Consultant's performance of services under this Agreement, NGC may, in its discretion, terminate this Agreement immediately, without notice and in such event, Consultant shall only be entitled to compensation up to the time of such violation.

       C.  Bankruptcy. Notwithstanding the foregoing, in the event that
           -----------
Consultant is adjudicated a bankrupt or petitions for relief under bankruptcy, reorganization, receivership, liquidation, compromise or other arrangement or attempts to make an assignment for the benefit of creditors, this Agreement shall be deemed terminated automatically, without requirement of notice, without further liability or obligation to NGC.

XVIII. SEVERABILITY OF PROVISIONS
       --------------------------

       All provisions contained herein are severable and in the event any of them are held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid provision was not contained herein.

XIX. AVAILABILITY OF EQUITABLE REMEDIES
     ----------------------------------

     Consultant understands and agrees that any breach or evasion of any of the terms of this Agreement will result in immediate and irreparable injury to NGC and will entitle NGC to all legal and equitable remedies including, without limitation, injunction or specific performance.

XX.  GOVERNING LAW
     -------------

     This Agreement and the performance hereunder shall be governed by and construed in accordance with the laws of the State of Texas (excluding any conflicts of laws provisions) which shall be the exclusive applicable law.

XXI. SETTLEMENT OF DISPUTES
     ----------------------

     A. NGC and Consultant hereby consent to the resolution by arbitration of all disputes, issues, claims or controversies arising out of or in connection with this Agreement, that NGC may have against Consultant, or that Consultant may have against NGC, or against its officers, directors, employees or agents acting in their capacity as such. Each party's promise to resolve all such claims, issues, or disputes by arbitration in accordance with this Agreement rather than through the courts, is consideration for the other party's like promise. It is further agreed that the decision of an arbitrator on any issue, dispute, claim or controversy submitted for arbitration, shall be final and binding upon the NGC and Consultant and that judgment may be entered on the award of the arbitrator in any court having proper jurisdiction.

     B. Except as otherwise provided herein or by mutual agreement of the parties, any arbitration shall be administered in accordance with the then-current Model Arbitration Procedures of the American Arbitration Association (AAA) before an arbitrator who is licensed to practice law in the state in which the arbitration is convened. The arbitration shall be held in Dallas, Texas or at any other location mutually agreed upon by the parties.

     C. The parties shall attempt to agree upon the arbitrator. If the parties cannot agree on the arbitrator, the AAA shall then provide the names of nine (9) arbitrators experienced in business employment matters along with their resumes and fee schedules. Each party may strike all names on the list it deems unacceptable. If more than one common name remains on the list of all parties, the parties shall strike names alternately until only one remains. The party who did not initiate the claim shall strike first. If no common name remains on the lists of the parties, the AAA shall furnish an additional list until an arbitrator is selected.

     D. The arbitrator shall interpret this Agreement, and any applicable NGC policy or rules and regulations, any applicable substantive law (and the law of remedies, if applicable) of the state of Texas, or applicable federal law. In reaching his or her decision, the arbitrator shall have no authority to change or modify any lawful NGC policy, rule or regulation, or this Agreement. The arbitrator, and not any federal, state or local court or agency, shall have exclusive and broad authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, including, but not limited to, any claim that all or any part of this Agreement is voidable.

XXII.   NOTICE
        ------

        Any notice to be given hereunder shall be in writing, mailed by certified or registered mail with return receipt requested addressed to NGC:

                           Northrop Grumman Corporation
                           1840 Century Park East
                           Los Angeles, CA 90067
                           Attn.: Fritz Baskett

or to Consultant:

                           Ralph D. Crosby, Jr.
                           3500 Drexel Drive
                           Highland Park, Texas 91604

or to such other address as may have been furnished at the date of mailing either by NGC or Consultant in writing.

XXIII.  COMPLETE AGREEMENT
        ------------------

        This Agreement constitutes the entire agreement of the parties with respect to the engagement of Consultant by NGC and supersedes any and all other agreements between the parties. The parties stipulate and agree that neither of them has made any representation with respect to this Agreement except that such representations are specifically set forth herein. The parties acknowledge that any other payments or representations that may have been made are of no effect and that neither party has relied on such payments or representations in connection with this Agreement or the performance of services contemplated herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be entered into and executed as set forth below.


                                         NORTHROP GRUMMAN CORPORATION

                                         /s/ KENT KRESA
                                         ---------------------------------------
                                         Kent Kresa
                                         Chairman and Chief Executive Officer

                                         Date: 11 Jan 02
                                               ---------------------------------

                                         CONSULTANT

                                         /s/ RALPH D. CROSBY, JR.
                                         ---------------------------------------
                                         Ralph D. Crosby, Jr.


                                         Date: January 7, 2002
                                               ---------------------------------

                                         TIN: __________________________________

                                  ATTACHMENT A
                                STATEMENT OF WORK

                              Ralph D. Crosby, Jr.

     When requested, Consultant shall advise NGC on issues relating to matters he was involved with while an employee of NGC, as well as issues relating to business development, new business proposals and business opportunity evaluations.

                                  ATTACHMENT B
                         MONTHLY ACTIVITY REPORT FORMAT
                              Ralph D. Crosby, Jr.

     As a Consultant, you are required to submit a written activity report each month directly to the Northrop Grumman Corporation ("NGC") employee identified in Article I of the Agreement. Each activity report must include the following information:

1. A detailed accounting of the amount of time spent by you on behalf of NGC since your last Activity Report, itemized each hour or by fraction of an hour worked, reflecting the work performed during each periodic segment and the individual who performed it.

2. The identity of all persons with whom you met or discussed business on behalf of NGC, including a description of the business or government affiliation of the individual, as well as the specific position or rank of each person.

3. A statement of the subject matter of all meetings and discussions in which you participated on behalf of NGC, including all NGC programs discussed in connection with any activities performed.

4. An invoice, on a separate page, clearly identifying the Agreement, specifying the time period covered, summarizing the fees and expenses claimed for that time period, and enclosing the original receipts for all claimed expenses. Consultant must certify on each invoice that the charges for the period covered by it do not include any charges for assignments not authorized by the Agreement. A suggested certification is as follows:

     "The undersigned certifies that the payment requested herein is correct and just, and that payment has not been received. The undersigned certifies that this invoice does not include any charges for services not authorized by the Agreement and, specifically, that no services have been performed involving the influence or attempt to influence any Federal agency officer or employee, any Member of Congress, officer or employee of Congress, or employee of a Member of Congress, in connection with any Federal action as defined in the Byrd Amendment (including the awarding, extension, continuation, renewal, amendment, or modification of any Federal contract); and that no services have been performed regarding advice, information, direction or assistance to NGC for a Federal contract."

Unless your services are fully described and accurately recorded in this fashion, your fees will not be paid by NGC. You are not authorized to engage in any activity covered by the Byrd Amendment (31 U.S.C. Section 1352), but if you do so you must clearly identify it as such in your activity report, and the activity you describe shall be treated as a material representation of fact upon which NGC shall rely in preparing any certifications and/or disclosures required by the Byrd Amendment, 31 USC Section 1352. Any and all liability arising from an erroneous representation shall be borne solely by you.

                                  ATTACHMENT C
                                  ------------

                                  CERTIFICATION
                                  -------------

                              Ralph D. Crosby, Jr.

The undersigned, Ralph D. Crosby, Jr., ("Consultant"), hereby certifies, represents and warrants the following:

1. In past dealings with Northrop Grumman Corporation ("NGC") or other clients, Consultant has complied with all applicable laws, rules, regulations and express policies of the United States and the State or territory in which services were performed.

2. In performing the services under this Agreement, Consultant will comply with all applicable laws, rules, regulations and express policies of the United States and the State or territory in which services will be performed.

3. There have been no kick-backs or other payments made, either directly or indirectly, to any NGC director, employee or consultant or to the family of any NGC director, employee or consultant.

4. No kick-backs or other payments will be made, either directly or indirectly, to any NGC director, employee or consultant or to the family of any NGC director, employee or consultant.

5. Consultant has not used and will not use any part of the compensation paid by NGC to make payments, gratuities, emoluments or to confer any other benefit to an official of any government, or any political party, or official of any political party.

6. No person or selling agency has been or will be employed or retained to solicit or secure any contract, including but not limited to a United States government contract, upon an agreement or understanding for a commission, percentage, brokerage, or contingent fee, excepting bona fide employees or bona fide established commercial selling agencies maintained by the Consultant for the purpose of receiving business.

7. No classified, proprietary, source selection or procurement sensitive information has been or will be solicited on behalf of or conveyed to NGC.

8. Consultant has not influenced or attempted to influence and will not influence or attempt to influence any United States government official or employee in connection with the award, extension, continuation, renewal, amendment or modification of a federal contract or otherwise engage in "non-exempt services" within the meaning of the Byrd Amendment, 31 U.S.C.
Section 1352.

9. Consultant has not utilized or employed and will not utilize or employ any third party, individual or entity, in connection with the performance of services on behalf of NGC, except as follows: (if none, state "None").
                                              ------------------------

10. No business or legal conflicts of interest exist between services performed or to be performed by Consultant on behalf of NGC and by Consultant on behalf of any other client, the identities of which Consultant has fully disclosed to NGC.

The person whose signature appears below is authorized by Consultant to certify that the foregoing is true and correct.

I declare under penalty of perjury that the foregoing certificate is true and correct


/s/ RALPH D. CROSBY, JR.                           Date: January 7, 2002
-------------------------------                          -------------------
Ralph D. Crosby, Jr.

                                  ATTACHMENT D

             CERTIFICATION OF DIRECTORSHIPS, EMPLOYMENT AND CLIENTS
             ------------------------------------------------------

                              Ralph D. Crosby, Jr.

The following is a complete list of Consultant's directorships, employment and consulting clients (if none, state "None"):

I.  Directorships and Employment
    ----------------------------

Name of Company                           Responsibilities/Duties
---------------                           --------------------------------------

Ducommun Incorporated                     Director


II. CLIENTS
    -------

Name of Company                           Services/Duties
---------------                           --------------------------------------



Signature: /s/ RALPH D. CROSBY, JR.
           ------------------------
           Ralph D. Crosby, Jr.

Date:      January 7, 2002
           ---------------